Exhibit 10.1
EXECUTIVE RECOGNITION AGREEMENT
     THIS EXECUTIVE RECOGNITION AGREEMENT (this “Agreement”) between FIRST FINANCIAL BANKSHARES, INC., a Texas corporation (the “Company”), and                                          (the “Employee”) is dated effective July 1, 2010 (the “Effective Date”).
WITNESSETH:
     WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key executives of the Company; and
     WHEREAS, the Employee is a key executive of the Company; and
     WHEREAS, the parties recognize that, as is the case with many publicly-held corporations, the possibility of a “Change in Control” (as such term is defined in Section 1 hereof) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of a key executive at a critical time, and to the detriment of the Company and its stockholders; and
     WHEREAS, the Company recognizes that the Employee, as a key executive, could suffer financial and professional detriments if a Change in Control of the Company were to occur; and
     WHEREAS, in order to protect the Employee in the event of a Change in Control of the Company, the Company agrees that the Employee shall receive the benefits set forth in this Agreement in the event the Employee’s employment with the Company is terminated subsequent to a Change in Control of the Company under the circumstances described below;
     NOW, THEREFORE, the parties hereby agree as follows:
     1. Employment in General; Change in Control. This Agreement does not affect the Employee’s employment arrangements with the Company except for the conditions contained herein pertaining to a Change in Control of the Company. Absent a Change in Control of the Company, the Employee’s continued employment with the Company shall at all times be subject to the will of the Board of Directors of the Company (the “Board”). For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred at the time (a) a report on

Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) disclosing that any Person (as hereinafter defined) is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or (b) any Person shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or (c) the stockholders of the Company shall approve a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the persons who were the beneficial owners of the Company immediately prior to such a transaction do not, immediately after consummation thereof, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, recapitalized or resulting company’s then outstanding securities; or (d) the stockholders of the Company shall approve a liquidation or dissolution of the Company; or (e) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more related transactions, assets aggregating fifty percent (50%) or more of the book value of the assets of the Company and its subsidiaries (taken as a whole). For purposes of this Agreement, “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary of the Company.

     2. Term of Agreement. Unless extended pursuant to the provisions of this Section 2, the term of this Agreement shall be for the period commencing as of the Effective Date and continuing thereafter until the earliest to occur of (a) the Employee’s death, Disability (as defined in Subsection 3(i) hereof) or Retirement (as defined in Subsection 3(ii) hereof), (b) the termination of the Employee’s employment with the Company prior to a Change in Control of the Company, or (c) the second anniversary of this Agreement. The foregoing notwithstanding, if a Change in Control of the Company shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of two (2) years from the date of any such Change in Control of the Company; and further, if a second Change in Control occurs within a period of two (2) years from the date of the first Change in Control, this Agreement shall continue in effect for a period of two (2) years from the date of the second Change in Control of the Company; and if any benefit accrues and remains unpaid at the time this Agreement would otherwise have terminated, this Agreement shall remain in effect until such benefit is paid in full solely for the purpose of permitting the Employee to enforce the full payment of such benefit.
     3. Termination Following Change in Control. If a Change in Control of the Company occurs, the Employee shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of the Employee’s employment during the term of this Agreement, unless such termination is (a) because of the Employee’s death, Disability or Retirement, (b) by the Company for Cause, or (c) by the Employee other than for Good Reason. The parties hereto expressly acknowledge and agree that notwithstanding anything contained in this Agreement to the contrary, the Employee is entitled to any and all benefits due to the Employee as determined in accordance with the terms of the Company’s benefit plans (without reference to this Agreement), including, without limitation, all qualified and nonqualified deferred compensation plans, and all medical, dental, disability, accident and insurance plans, then in effect whether the Employee is terminated by the Company for Cause or for other than Cause, by the Employee for Good Reason or for other than Good Reason, because of the Retirement, Disability or death of the Employee or for any other reason, and the benefits provided in Subsection 4(iii) hereof shall be determined in accordance with this Agreement without any impact, impairment, reduction or other effect on the Employee’s rights or benefits under such benefit plan(s). For purposes of this Agreement the following definitions shall apply:
     (i) Disability. Termination by the Company of the Employee’s employment based on “Disability” shall mean termination because of the Employee’s absence from his duties with the Company on a full-time basis for ninety (90) consecutive days as a result of the Employee’s physical or mental incapacity due to injury or illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to the Employee following such absence the Employee shall have returned to the full-time performance of his duties.
     (ii) Retirement. Termination by the Employee of the Employee’s employment based on “Retirement” shall mean termination on or after the normal retirement date established under the terms of any qualified plan or plans of the Company in effect prior to a Change in Control.
     (iii) Cause. Termination by the Company of the Employee’s employment for “Cause” shall mean termination upon (A) the willful and continued failure by the Employee to substantially perform his duties with the Company (other than any such failure resulting from the Employee’s physical or mental incapacity due to injury or illness) after written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Employee has not substantially performed his duties, or (B) the willful engaging by the Employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this Subsection (iii), no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee in bad faith and without “reasonable belief” (as hereinafter defined) that his action or omission was in, or not opposed to, the best interests of the Company. The phrase “reasonable belief” shall mean the belief that a reasonable and prudent man would have had in the same or similar circumstances as to the act or failure to act. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith, and in the best interests of the Company. Notwithstanding the foregoing the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (A) or (B) of this Subsection (iii) and specifying the particulars thereof in detail.
     (iv) Good Reason. Termination by the Employee of his employment for “Good Reason” shall mean termination within a period of time not to exceed one (1) year following the initial existence of one or more of the following conditions arising without the consent of the Employee:
     (A) a determination by the Employee, made in good faith and based on the Employee’s reasonable belief, that there has been a materially adverse change in his status or position as an executive officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, any material change in the Employee’s status or position as a result of a diminution in the Employee’s duties or responsibilities or the assignment to the Employee of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Employee from or any failure to reappoint or reelect the Employee to such position(s) (except in connection with the termination of the Employee’s employment for Cause, Disability or Retirement or as a result of the Employee’s death or by the Employee other than for Good Reason). The phrase “reasonable belief” shall mean the belief that a reasonable and prudent man would have had in the same or similar circumstances as to the change in status or position;
     (B) a material reduction by the Company in the Employee’s annual base salary in effect immediately prior to the Change in Control;
     (C) the relocation of the Employee’s principal office outside of the city or metropolitan area in which the Employee is residing at the time of any Change in Control of the Company;
     (D) a material reduction by the Company in the budget over which the Employee retained authority immediately prior to the Change in Control;
     (E) the failure by the Company to continue in effect any Plan (as hereinafter defined) in which the Employee participates at the time of the Change in Control of the Company (or Plans providing the Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control. For purposes of this Agreement, “Plan” shall mean any benefit plan, including, without limitation, all qualified and nonqualified deferred compensation plans; all medical, dental, disability, accident and life insurance plans; and any other material plan, program or policy of the Company intended to benefit the Employee;

     (F) the failure by the Company to provide and credit the Employee with the number of paid vacation days to which the Employee is then entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to the Change in Control;
     (G) any other action or inaction by the Company following any Change in Control that constitutes a material breach by the Company of the agreement under which the Employee provided service at the time of the Change in Control of the Company;
     (H) the failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section 5 hereof; or
     (I) any purported termination by the Company of the Employee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) below (and, if applicable, Subsection (iii) above); and for purposes of this Agreement, no such purported termination shall be effective.
Notwithstanding the above, the Employee is required to provide notice to the Company of the existence of any condition that would allow the Employee to terminate his employment for Good Reason within a period not to exceed ninety (90) days of the initial existence of the condition, upon the notice of which the Company shall have a period of no more than thirty (30) days to remedy the condition and during which period the Employee may not terminate his employment for Good Reason. It is the intent of the parties that this provision regarding termination by the Employee of his employment for Good Reason comply with the requirements of Treasury Regulation Section 1.409A-1(n)(2) and this Agreement shall be construed accordingly.
     (v) Notice of Termination. Any purported termination of the Employee’s employment by the Company or by the Employee following a Change in Control of the Company shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, if the termination provision is claimed to relieve the Company of its obligation to pay the benefits provided by this Agreement, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the denial of the payment of the benefits provided by this Agreement.
     (vi) Date of Termination. “Date of Termination” following a Change in Control shall mean (A) if the Employee’s employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (B) if the Employee’s employment is to be terminated by the Company for Cause or by the Employee for Good Reason, the date specified in the Notice of Termination, or (C) if the Employee’s employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than sixty (60) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by the Employee in writing.
     4. Compensation Upon Termination; Other Agreements.
     (i) If the Employee’s employment shall be terminated for Disability following a Change in Control of the Company, the Company shall pay the Employee’s salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards under any Plans which pursuant to the terms of any Plans have been earned or become payable, but which have not been paid to the Employee. Thereafter, benefits shall be determined in accordance with the Plans then in effect.
     (ii) If the Employee’s employment shall be terminated for Cause following a Change in Control of the Company, the Company shall pay the Employee’s salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Employee. Thereupon the Company shall have no further obligations to the Employee under this Agreement.
     (iii) Subject to Section 7 hereof, if, within twenty-four (24) months following a Change in Control of the Company, employment by the Company shall be terminated by the Company other than for Cause, death, Disability or Retirement, or shall be terminated by the Employee for Good Reason, then the Company shall pay or provide to the Employee, no later than the 15th day of the third month following the Employee’s Date of Termination, without regard to any contrary provisions of any Plan, the following:
     (A) two hundred eight percent (208%) of the Employee’s annual base salary payable by the Company immediately preceding the Date of Termination; and
     (B) a lump sum payment of Employee’s accrued vacation pay.
     (iv) It is the intent of the parties that this Agreement not be subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). As such, this Agreement has been drafted to avoid the requirements imposed by Section 409A of the Code. Provided however, in the event this Agreement or any distribution under this Agreement is later determined to be subject to the provisions of Section 409A of the Code, then if an employee is a Key

Employee, pursuant to Section 409A (a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), such distributions to such Key Employee upon termination of employment shall not commence earlier than six (6) months following the Date of Termination. A “Key Employee” is defined in Section 416 (i) of the Code and includes officers of a publicly traded company who have annual compensation greater than $160,000 (as adjusted following 2010 from year to year for inflation by the Secretary of the Treasury), five percent owners of a publicly traded company, and one percent owners who have annual compensation from a publicly traded company greater than $150,000.
     (v) The amount of any payment provided for in this Section 4 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.
     5. Successors; Binding Agreement.
     (i) The Company will seek, by written request at least five (5) business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person assent to the fulfillment of the Company’s obligations under this Agreement. Failure of such Person to furnish such assent prior to the time such Person becomes a Successor shall constitute a condition for termination by the Employee of his employment for Good Reason under the provisions of Section 3(iv) of this Agreement, if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, “Successor” shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company’s business directly, by merger, consolidation or purchase of assets, or indirectly, by purchase of the Company’s voting securities or otherwise.

     (ii) This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, heirs, distributees, and legatees. If the Employee should die while any amount would still be payable to him hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee’s legatee or other designee or, if there is no such designee, to the Employee’s estate.
     (iii) For purposes of this Agreement, the “Company” shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.
     6. Fees and Expenses. The Company shall reimburse the Employee for all reasonable legal fees and related expenses, if any, incurred by the Employee in the successful enforcement of any right or benefit provided by this Agreement.
     7. Taxes.
     (i) All payments to be made to the Employee under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.
     (ii) Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which the Employee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by

Section 4999 of the Code; provided, however, that the determination as to whether any reduction in the payments under this Agreement pursuant to this Subsection (ii) is necessary shall be made by the Employee in good faith, and such determination shall be conclusive and binding on the Company with respect to its treatment of the payment for tax reporting purposes and, provided further that the Employee may determine in his discretion what payment or payments provided for herein shall be reduced.
     8. Survival. The respective obligations of, and benefits afforded to, the Company and the Employee as provided in Sections 4, 5, 6, 7, 11 and 15 of this Agreement shall survive termination of this Agreement.
     9. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered mail, return receipt requested, postage prepaid to the address set forth below:

Employee Address:

Company Address:	400 Pine Street
Abilene, Texas 79601
provided that all notices to the Company shall be directed to the attention of an executive officer of the Company other than Employee, with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
     10. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement includes employment with any corporation in which the Company has a direct or indirect ownership interest of fifty percent (50%) or more of the total combined voting power of all classes of stock in such corporation.
     11. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee’s employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.
     12. Miscellaneous; Governing Law. No provision of this Agreement may be amended, waived or discharged following a Change in Control of the Company unless such amendment, waiver or discharge is agreed to in writing and signed by all of the parties affected thereby. No waiver by either party at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.
     13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14. Headings. The headings of Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
     15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted by a panel of three arbitrators in a location selected by the Employee within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.
     16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

FIRST FINANCIAL BANKSHARES, INC.

By:

Name:
Title:

“Company”
ACCEPTED AND AGREED TO
THIS                      DAY OF
                                        , 2010.

By:

Name:

“Employee”